Exhibit 10.2

                                 PROMISSORY NOTE


$2,500,000.00                                           Fort Lauderdale, Florida
                                                            ______________, 2005

         The  undersigned,  AGU  ENTERTAINMENT  CORP.,  a  Delaware  corporation
(hereinafter called "Maker" or "Borrower"), promises to pay to the order of TARRAGON SOUTH DEVELOPMENT CORP., a Nevada corporation (hereinafter, together with any holder hereof, called "Payee" or "Lender"), at their office at 200 East Las Olas Blvd., Suite 1660, Fort Lauderdale, Florida 33301, or at such other place as Payee may from time to time designate, the principal sum of Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00) (the "Loan"), together with interest thereon from the date hereof at the interest rate set forth below, which sums are to be repaid as follows:

         This Note shall bear interest at a fixed interest rate of six and one half percent (6.5%) per annum. Interest shall be due and payable by Borrower on the outstanding principal balance of this Note in arrears on the first (1st ) day of each calendar month occurring during the term hereof commencing on December 1, 2005 (December 1, 2005 and each such first (1st) day of each calendar month occurring thereafter during the term hereof is hereinafter referred to as a "Payment Date"). Notwithstanding anything to the contrary contained in this Note, provided, that no default exists hereunder or under any other document executed in connection herewith (this Note and such other documents are referred to herein, collectively, as the "Loan Documents"), Lender agrees to defer Borrower's obligation to pay such interest on any applicable Payment Date so that such interest will accrue hereunder and be paid to Lender on the Maturity Date (as defined herein) or any earlier acceleration thereof. On the Maturity Date, the entire principal balance together with accrued and unpaid interest thereon and all other applicable charges shall be due and payable in full. The term "Maturity Date" shall mean a date that is the earlier of (i) December 15, 2005 and (ii) the Closing Date (as defined in that certain
Agreement for Purchase and Sale between Borrower and Lender dated effective August 29, 2005 (as may be amended, the "Contract")).

         Notwithstanding anything to the contrary contained herein, the principal amount of this Note shall be advanced in the following tranches at the following times and subject in all respects to the satisfaction of the Conditions of Advances (defined herein):

         1. $1,500,000.00 on the date hereof; and

         2. $1,000,000.00 on November 1, 2005.


         THE PROPER FLORIDA DOCUMENTARY STAMP TAX HAS BEEN PAID AND THE PROPER DOCUMENTARY STAMPS HAVE BEEN AFFIXED TO THE MORTGAGE DEED AND SECURITY AGREEMENT SECURING THIS PROMISSORY NOTE.


                                       1
                                                           PLEASE INITIAL ______

         The aforementioned advances will be disbursed if and only if the following conditions (collectively, the "Conditions of Advances") have been met:
(i) all items required to be received by Lender pursuant to the Loan Closing Checklist attached hereto as Exhibit "A" and made a part hereof have been received by Lender, are current in all respects and are satisfactory in all reasonable respects as determined by Lender and its counsel; (ii) there has been no default under this Note or any other Loan Document; (iii) there has been no default under any document executed in connection with that certain loan made by Charley Zeches, in her capacity as Trustee of Lakes Holding Trust under Agreement, dated July 27, 2001, to Borrower in the original principal amount of $7,000,000.00 (collectively, the "First Mortgage Documents"); (iv) there has been no default under any document executed in connection with that certain loan made by Mitchell Entertainment Company, a Delaware limited liability company, to Borrower in the original principal amount of $3,000,000.00 (collectively, the "Second Mortgage Documents"); and (v) there has been no default under the Contract.

         Interest charged under this Note shall be computed on the basis of a 360-day year for the actual number of days elapsed. All payments hereunder shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and shall be applied first to interest and lawful charges and expenses then accrued and then to principal.

         In order to compensate Payee for loss and expense occasioned by handling delinquent payments, which include, but are not limited to, the cost of processing and collecting delinquencies, Maker shall pay to Payee, in addition to any interest or other sums payable under this Note, a service charge equal to five percent (5%) of the amount of any payment received by Payee ten (10) days or more after the due date thereof.

         Upon five (5) days' prior written notice ("Prepayment Notice") to Payee, this Note may be prepaid in full by Maker at any time during the term of this Note in the sole discretion of Maker, without any prepayment penalty.

         From and after the date upon which any payment of principal or interest hereunder becomes due and payable (whether by acceleration or otherwise) if the same is not timely paid, or upon the occurrence of any other default under this Note or any default under any other Loan Document, interest shall be payable on all sums outstanding hereunder at the lesser of: (i) the maximum rate permitted by applicable law or (ii) 18% per annum (the "Default Rate"), and shall be due and payable ON DEMAND. Any judgment obtained by Payee against Maker as to any amounts due under this Note shall also bear interest at the Default Rate.

         This Note is secured by certain security documents encumbering the property described therein, including, without limitation, the following:

         A. Third Mortgage Deed and Security Agreement;

         B. Third Assignment of Rents and Leases;

         C. UCC-1 Financing Statements; and

         D. Associated   affidavits,   disclosures  and   miscellaneous   loan
            documentation.


                                       2
                                                           PLEASE INITIAL ______

         In the event of the continuation of any default in the payment of any interest, principal or escrows, if any, under this Note for a period of ten (10) days after such payment becomes due, or upon the occurrence of any other event of default under the terms and provisions of this Note or any of the Loan Documents, or any other documents delivered to Payee in connection with this Note, or any other obligation of Maker to Payee, then Payee may declare the entire unpaid principal amount outstanding hereunder, together with interest accrued thereon and any other lawful charges accrued hereunder, immediately due and payable.

         Maker and any endorsers, sureties, guarantors, and all others who are, or at some future date may become, liable for the payments required hereunder grant a continuing first lien security interest in and to, and authorize Payee, in its sole discretion at any time after an event of default hereunder, in such order as Payee may elect, to apply to the payment of obligations due and owing hereunder, or to the payment of any and all indebtedness, liabilities and obligations of such parties to Payee, whether now existing or hereafter created, any and all monies, general or specific deposits, or collateral of whatsoever nature of any of the above noted parties, now or hereafter in the possession of Payee. All property described in this paragraph above, along with all property secured by the Loan Documents, including all proceeds thereof and rights in connection therewith, together with additions and substitutions, are hereinafter collectively referred to as the "Collateral".

         Additions to, releases, reductions, or exchanges of or substitutions for the Collateral, payments on account of this Note, or increases of the same, or other loans made partially or wholly upon the Collateral, may from time to time be made without affecting the provisions of this Note or the liabilities of any party hereto. If any of the Collateral is personal property, Payee shall exercise reasonable care in the custody and preservation of the Collateral in its possession, and shall be deemed to have exercised reasonable care if it takes such action for that purpose as Maker shall reasonably request in writing, but no omission to comply with any request of Maker shall of itself be deemed a failure to exercise reasonable care. Payee shall not be bound to take any steps necessary to preserve any rights in the Collateral against prior parties, and Maker shall take all necessary steps for such purposes. Payee or its nominee need not collect interest on or principal of any Collateral or give any notice with respect thereto.

         In the event Payee deems itself insecure or upon the happening of any of the following events, each of which shall constitute a default hereunder, all sums due hereunder shall thereupon or thereafter, at Payee's option, without notice or demand, become immediately due and payable: (a) failure of any Obligor (which term shall mean and include each Maker, endorser, surety, guarantor, general partner of Maker or other party liable for payment of or pledging collateral or security under this Note) to pay any sum due hereunder or due by any Obligor to Payee under any other promissory note or under any security instrument or written obligation of any kind now existing or hereafter created;
(b) occurrence of default (other than a default relating to any payment due hereunder) under any of the Loan Documents or any other loan agreement or security instrument now or hereafter in effect which, by its terms, covers this Note or the indebtedness evidenced hereby, provided, however, if such default by its nature can be cured, then Borrower shall have a period of 30 days ("Cure Period") after Borrower receives notice of such default to cure the same and a default shall not be deemed to exist during the Cure Period; provided further that if Borrower commences to cure such failure during the Cure Period and is diligently, and in good faith, attempting to effect such cure, the Cure Period shall be extended for so long as Borrower shall diligently pursue completion of such Cure, up to a maximum of 90 days; (c) filing of any petition under the


                                       3
                                                           PLEASE INITIAL ______

Bankruptcy Code or any similar federal or state statute by or against any Obligor or the insolvency of any Obligor; (d) making of a general assignment by any Obligor for the benefit of creditors, appointment of or taking possession by a receiver, trustee or custodian or similar official for any Obligor or for any assets of any such Obligor or institution by or against any Obligor of any kind of insolvency proceedings or any proceeding for dissolution or liquidation of any Obligor; (e) entry of a judgment against any Obligor, which results in the filing of a lien against any of the collateral securing this Note, which lien is not released or terminated within 30 days of the filing thereof; (f) material falsity in any certificate, statement, representation, warranty or audit at any time furnished to Payee by or on behalf of any Obligor pursuant to or in connection with this Note, the Loan Documents or any loan agreement or security agreements now or hereafter in effect which, by its terms, covers this Note or the indebtedness evidenced hereby or otherwise including any omission to disclose any substantial contingent or liquidated liabilities or any material adverse change in any facts disclosed by any certificate, statement, representation, warranty or audit furnished to Payee; (g) issuance of any writ of attachment or writ of garnishment or filing of any lien against any Collateral or the property of any Obligor; (h) taking of possession of any material Collateral or of any substantial part of the property of any Obligor at the instance of any governmental authority; (i) dissolution, termination, merger, consolidation, or reorganization of any Obligor; (j) assignment or sale by any Obligor of any equity in any Collateral securing payment of this Note without the prior written consent of Payee; (k) cancellation of any guaranty with respect hereto without the prior written consent of Payee; (l) the determination by Payee that a material adverse change has occurred with respect to the property encumbered by the Loan Documents (financial, physical or otherwise) or in the financial condition of any Obligor from the condition set forth in the most recent financial statements of such Obligor heretofore furnished to Payee or from the condition of such Obligor as heretofore most recently disclosed to Payee in any manner; (m) occurrence of any default under any guaranty executed in connection with this Note or under any obligation of Maker or of any Obligor to Payee, or (n) occurrence of any default under any of the First Mortgage Documents, the Second Mortgage Documents and/or the Contract.

         Payee shall have all of the rights and remedies of a creditor, mortgagee and secured party under all applicable law. Without limiting the generality of the foregoing, upon the occurrence of any default hereunder or in the event Payee, at any time, deems itself insecure, Payee may, at its option, and without notice or demand (i) declare the entire unpaid principal and accrued interest accelerated and due and payable at once, together with any and all other liabilities of Maker or any of such liabilities selected by Payee; and
(ii) set-off against this Note all monies owed by Payee in any capacity to Maker, whether or not due, and also set-off against all other liabilities of Maker to Payee all monies owed by Payee in any capacity to Maker, and Payee shall be deemed to have exercised such right of set-off, and to have made a charge against any such money immediately upon the occurrence of such default, although made or entered on the books subsequent thereto. To the extent that any of the Collateral is personal property and Payee elects to proceed with respect to it in accordance with the Uniform Commercial Code then, unless that collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market, Payee will give Maker reasonable


                                       4
                                                           PLEASE INITIAL ______
notice of the time and place of any public or private sale thereof. The requirement of reasonable notice shall be met if such notice is, at the option of Payee, hand delivered, sent via expedited courier, or mailed, postage pre-paid to Maker, at the address given to Payee by Maker, or at any other address shown on the records of Payee at least five (5) days before the time of sale. Upon disposition of any Collateral after the occurrence of any default hereunder, Maker shall be and shall remain liable for any deficiency; and Payee shall account to Maker for any surplus, but Payee shall have the right to apply all or part of such surplus (or to hold the same as reserve) against any and all other liabilities of Maker to Payee.

         Payee may, at any time, whether or not this Note is due: (i) pledge or transfer this Note and its interest in the Collateral, and the pledgee or the transferee shall, for all purposes, stand in the place of Payee and have all the rights of Payee set forth herein; (ii) transfer the whole or any part of the Collateral into the name of itself or its nominee; (iii) vote the Collateral;
(iv) notify Maker to make payment to Payee of any amounts due or to become due thereon; (v) demand, sue for, collect, or make any compromise or settlement it deems desirable with reference to the Collateral; (vi) take possession or control of any proceeds of the Collateral; and (vii) exercise all other rights necessary or required, in Payee's discretion, in order to protect its interests hereunder.

         In no event shall Payee be entitled to unearned or unaccrued interest or other charges or rebates, except as may be authorized by law, and should any interest or other charges paid by Maker or other parties liable for the payment of this Note result in the computation or earning of interest in excess of the maximum rate of interest that is legally permitted under applicable law, then any and all such excess shall be and the same is hereby waived by Payee, and any and all such excess shall be automatically credited against and reduce the balance due under this indebtedness, and the portion of said excess which exceeds the balance due under this indebtedness, shall be paid by Payee to Maker and parties liable for the payment of this Note. Payee may, in determining the maximum rate permitted under applicable law in effect from time to time, take advantage of (i) the maximum rate of interest permitted under Florida law or federal law, whichever is higher, including any laws regarding parity among lenders; and (ii) any other law, rule or regulation in effect from time to time available to Payee, which exempts Payee from any limit upon the rate of interest it may charge, or grants to Payee the right to charge a higher rate of interest than that permitted by Chapter 687, Florida Statutes. In determining whether or not the interest paid or payable under any specific contingency exceeds the highest lawful rate, Payee shall, to the maximum extent permitted under applicable law (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) "spread" the total amount of interest throughout the maximum term of the obligation so that the interest rate is uniform throughout the entire term of the obligation.

         The provisions of this Note and the Loan Documents shall be construed according to the internal laws (and not the laws of conflicts) of the State of Florida; except as set forth above, if Federal law would allow the payment of interest hereunder at a higher maximum rate than would be applicable under Florida law, in which case such Federal law shall apply to the determination of the highest applicable lawful rate of interest hereunder.

         No delay or omission on the part of Payee in exercising any right hereunder shall operate as a waiver of such right or of any other rights under this Note. Presentment, demand, protest, notice of dishonor and all other notices are hereby waived by Maker. Maker promises and agrees to pay all costs


                                       5
                                                           PLEASE INITIAL ______
of collection and attorneys' fees, which shall include reasonable attorneys' fees in connection with any suit, out of court, in trial, on appeal, in bankruptcy proceedings or otherwise, incurred or paid by Payee in enforcing this Note or preserving any right or interest of Payee set forth herein. Any notice to Maker shall be sufficiently served for all purposes if placed in the mail, postage prepaid, addressed to, or left upon the premises at the address of Maker as provided to Payee.

         This Note is not assumable without Payee's prior written consent, which consent may be granted by Payee or denied by Payee, in Payee's sole and absolute discretion.

         Maker agrees that Broward County, Florida shall be the proper venue for any and all legal proceedings arising out of this Note or any of the Loan Documents.

         WAIVER OF TRIAL BY JURY. MAKER AND PAYEE HEREBY MUTUALLY, KNOWINGLY, WILLINGLY AND VOLUNTARILY WAIVE THEIR RIGHT TO TRIAL BY JURY AND NO PARTY, NOR ANY ASSIGNEE, SUCCESSOR, HEIR, OR LEGAL REPRESENTATIVE OF THE PARTIES (ALL OF WHOM ARE HEREINAFTER REFERRED TO AS THE "PARTIES") SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER LITIGATION PROCEEDING BASED UPON OR ARISING OUT OF THIS NOTE OR THE LOAN DOCUMENTS, OR ANY INSTRUMENT EVIDENCING, SECURING, OR RELATING TO THE INDEBTEDNESS AND OTHER OBLIGATIONS EVIDENCED HEREBY OR ANY RELATED AGREEMENT OR INSTRUMENT, ANY OTHER COLLATERAL FOR THE INDEBTEDNESS EVIDENCED HEREBY OR ANY COURSE OF ACTION, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS RELATING TO THE LOAN OR TO THIS NOTE. THE PARTIES ALSO WAIVE ANY RIGHT TO CONSOLIDATE ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY NEGOTIATED BY THE PARTIES. THE WAIVER CONTAINED HEREIN IS IRREVOCABLE, CONSTITUTES A KNOWING AND VOLUNTARY WAIVER, AND SHALL BE SUBJECT TO NO EXCEPTIONS. PAYEE HAS IN NO WAY AGREED WITH OR

                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)


                                       6
                                                           PLEASE INITIAL ______

REPRESENTED TO MAKER OR ANY OTHER PARTY THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

                                          AGU ENTERTAINMENT CORP., a Delaware
                                          corporation

                                          By:___________________________________
                                                David Levy
                                                President

STATE OF FLORIDA
COUNTY OF _________________

         The foregoing instrument was acknowledged before me this day of _____________, 2005, by David Levy, as President of, and on behalf of, AGU Entertainment Corp., who ____ is personally known to me or ____ produced his/her drivers license as identification.

                                          ______________________________________
                                          NOTARY PUBLIC-State of Florida
                                          Print/Type/Stamp Name:
                                          Commission Expiration Date:
                                          Notary Seal:

                                          (Signing as a notary public and not
                                          as a maker or endorser of this Note)


                                       7
                                                           PLEASE INITIAL ______

                                   EXHIBIT "A"

                            [Loan Closing Checklist]


                                       8
                                                           PLEASE INITIAL ______